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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THERAVANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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March 7, 2008

Dear Stockholder:

            I am pleased to invite you to attend Theravance, Inc.'s 2008 Annual Meeting of Stockholders, to be held on Tuesday, April 22, 2008 at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080. The meeting will begin promptly at 1:00 p.m., local time.

            Enclosed are the following:

  •
  our Notice of Annual Meeting of Stockholders and Proxy Statement for 2008;

  •
  our Annual Report on Form 10-K for 2007; and

  •
  a proxy card with a return envelope to record your vote.

            Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

            Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

            On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Rick E Winningham Chief Executive Officer

901 Gateway Boulevard
South San Francisco, CA 94080

T 650.808.6000 F 650.827.8690
www.theravance.com

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 22, 2008

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders of Theravance, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, April 22, 2008, at 1:00 p.m. local time at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080 for the following purposes:

    1.
    To elect directors to serve for the ensuing year and until their successors are elected.

    2.
    To approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan ("ESPP") increasing the aggregate number of shares of common stock authorized for issuance under the ESPP by 300,000 shares.

    3.
    To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

    4.
    To conduct any other business properly brought before the meeting.

            These items of business are more fully described in the Proxy Statement accompanying this Notice.

            The record date for the Annual Meeting is February 27, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford J. Shafer Senior Vice President, General Counsel and Secretary

South San Francisco, California
March 7, 2008

            You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be held on April 22, 2008:

The proxy statement is available at http://ir.theravance.com/proxy.cfm.

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

April 22, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

            We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Theravance, Inc. (sometimes referred to as the "Company" or "Theravance") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

            The Company intends to mail this Proxy Statement and accompanying proxy card on or about March 11, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

            Only stockholders of record at the close of business on February 27, 2008 will be entitled to vote at the Annual Meeting. On this record date, there were 51,701,257 shares of Company common stock ("Common Stock") outstanding and 9,401,499 shares of Company Class A Common Stock ("Class A Common Stock") outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting as the Class A Common Stock is entitled to vote with the Common Stock in connection with the matters set forth in this Proxy Statement. Entities affiliated with GlaxoSmithKline plc own all outstanding shares of Class A Common Stock. The holders of Common Stock and the holders of Class A Common Stock each have the right to one vote for each share they held as of the record date.

    Stockholder of Record: Shares Registered in Your Name

            If on February 27, 2008 your shares were registered directly in your name with our transfer agent, The Bank of New York Mellon, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

    Beneficial Owner: Shares Registered in the Name of a Broker or Bank

            If on February 27, 2008 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

            There are three matters scheduled for a vote:

  •
  Election of nine directors;

  •
  Approval of an amendment to our ESPP increasing the aggregate number of shares of Common Stock authorized for issuance under the ESPP by 300,000 shares; and

  •
  Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?

            You may either vote "For" all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy "For" the election of any persons in addition to the nine named nominees. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are explained below.

    Stockholder of Record: Shares Registered in Your Name

            If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  –>
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  –>
  To vote on the Internet, please follow the instructions provided on your proxy card.

  –>
  To vote by telephone, please follow the instructions provided on your proxy card.

  –>
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

    Beneficial Owner: Shares Registered in the Name of Broker or Bank

            If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank, or other custodian. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

            On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of February 27, 2008.

What if I return a proxy card but do not make specific choices?

            If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nine nominees for director, "For" the proposed increase in the number of shares authorized for issuance under our ESPP, and "For" ratification of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

            We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

            If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

            Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 901 Gateway Boulevard, South San Francisco, California 94080.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

            Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

            If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the nine nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2 to increase the number of shares authorized for issuance under our ESPP must receive a "For" vote from the holders of a majority of issued and outstanding shares, present in person or represented by proxy at the meeting and entitled to vote thereon. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 3 to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008 must receive a "For" vote from the majority of all outstanding shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

            A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on February 27, 2008, the record date, are represented at the meeting by stockholders present in person or by proxy. On the record date, there were 61,102,756 shares of Common Stock and Class A Common Stock outstanding and entitled to vote. Thus 30,551,379 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

            Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

            Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

When are stockholder proposals due for next year's Annual Meeting?

            If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before November 6, 2008. If you wish to submit a proposal to be presented at the 2009 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080 Attn: Secretary no earlier than December 26, 2008 and no later than January 25, 2009. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Theravance's current bylaws may be found on our website at www.theravance.com.

PROPOSAL 1

ELECTION OF DIRECTORS

            Our Board of Directors consists of nine directors. The nine directors who are nominated for election to the Board of Directors this year, their ages as of February 15, 2008, their positions and offices held with the Company and certain biographical information are set forth below. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected, or until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company. Each of the nominees was previously elected by the stockholders, except for Burton G. Malkiel who was appointed to be a director by the Board of Directors since the last annual meeting. It is our policy to encourage nominees for director to attend the Annual Meeting. Four of the nominees for election as a director at the 2007 Annual Meeting attended the meeting.

            Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

Name	Age	Positions and Offices Held With the Company
P. Roy Vagelos, M.D.	78	Chairman of the Board of Directors
Rick E Winningham	48	Chief Executive Officer and Director
Jeffrey M. Drazan	49	Director
Robert V. Gunderson, Jr.	56	Director
Arnold J. Levine, Ph.D.	68	Director
Burton G. Malkiel, Ph.D.	75	Director
William H. Waltrip	70	Director
George M. Whitesides, Ph.D.	68	Director
William D. Young	63	Director

            P. Roy Vagelos, M.D., co-founded Theravance in 1996 and has served as Chairman of our Board of Directors since inception. Dr. Vagelos served as Chief Executive Officer of Merck & Co., Inc., from 1985 to 1994, and Chairman of the board of directors of Merck from 1986 until 1994. Dr. Vagelos is Chairman of the board of directors of Regeneron Pharmaceuticals, Inc. Dr. Vagelos holds an M.D. from Columbia University College of Physicians and Surgeons and an A.B. degree from the University of Pennsylvania.

            Rick E Winningham joined Theravance as Chief Executive Officer and a member of our Board of Directors in October 2001. From 1997 to 2001 he served as President, Bristol-Myers Squibb Oncology/Immunology/ Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol-Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/ Metabolics and GU/GI/Neuroscience therapeutic areas. Mr. Winningham held various management positions with Bristol-Myers Squibb and its predecessor, Bristol-Myers, since 1986. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University.

            Jeffrey M. Drazan has served as a director of Theravance since December 1999. Mr. Drazan has been a General Partner with Sierra Ventures, a private venture capital firm, since 1984. Mr. Drazan has also been a Managing Director of Bertram Capital, a private equity firm since September 2006. He also serves as a director of several private companies. Mr. Drazan holds an M.B.A. degree from New York University's Graduate School of Business Administration and a B.S.E. degree in Engineering from Princeton University.

            Robert V. Gunderson, Jr.    has served as a director of Theravance since September 1999. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of a number of private companies. Mr. Gunderson holds a J.D. from the University of Chicago where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University.

            Arnold J. Levine, Ph.D., served as a director of Theravance from inception until February 2002. He rejoined our Board of Directors in June 2003. Dr. Levine is currently a professor at The Cancer Institute of New Jersey, Robert Wood Johnson School of Medicine, New Brunswick, NJ, and a professor at the Institute for Advanced Study, Princeton, NJ, positions he has held since January 2003. He was President of The Rockefeller University from 1998 until his retirement in February 2002. He was the Harry C. Wiess Professor in Life Sciences and former Chairman of the Department of Molecular Biology at Princeton University from 1984 until 1996. Dr. Levine is a member of the board of directors of Applera Corporation and Infinity Pharmaceuticals, Inc. He is a member of the National Academy of Sciences. Dr. Levine was Editor-in-Chief of the Journal of Virology from 1984 to 1994 and is a member of scientific advisory boards of several cancer centers. Dr. Levine holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.A. from Harpur College, State University of New York at Binghamton.

            Burton G. Malkiel, Ph.D., joined the Board of Directors of Theravance in July 2007. Dr. Malkiel is the Chemical Bank Chairman's Professor of Economics at Princeton University. He is widely published in finance, the valuation of stocks and bonds and the operation of financial markets in the United States. He has also served as a member of the Council of Economic Advisors under the administration of U.S. President Gerald R. Ford and was Dean at the School of Management and the William S. Beinecke Professor of Management at Yale University. Dr. Malkiel served as an officer in the United States Army Finance Corps and as an investment banker at Smith, Barney & Co. before earning his doctoral degree. Dr. Malkiel is an investment committee member of the American Philosophical Society and the Corvina Foundation and serves on the boards of several companies including Vanguard Group Ltd and Genmab A/S. He is also the Chief Investment Officer of Alpha Shares. He received his B.A. degree in Economics from Harvard University, a M.B.A. from Harvard Graduate School of Business Administration and a Ph.D. in Economics and Finance from Princeton University.

            William H. Waltrip has served as a director of Theravance since April 2000. Mr. Waltrip served from 1993 until 2003 as Chairman of the board of directors of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was Chief Executive Officer of that company. From 1995 to 1998 he also served as Chairman of Bausch & Lomb Inc., and during 1996 and 2002 was the company's Chief Executive Officer. From 1991 to 1993 he was Chairman and Chief Executive Officer of Biggers Brothers, Inc., a food service distribution company, and was a consultant to private industry from 1988 to 1991. From 1985 to 1988 he served as President and Chief Operating Officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a member of the board of directors of Bausch & Lomb Inc., Charles River Laboratories Corporation and Thomas & Betts Corporation.

            George M. Whitesides, Ph.D., co-founded Theravance in 1996 and has served as a member of our Board of Directors since inception. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 until 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University, and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Surface Logix, Inc., Nano-Terra Inc., WMR Biomedical, Inc., Rohm and Haas Company, and Hughes Research Laboratories, L.L.C. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University.

            William D. Young has served as a director of Theravance since April 2001. Mr. Young has been Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc. since 1999. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years and held various positions in production and process engineering, antibiotic process development and production management. He is a member of the board of directors of Biogen Idec, Inc. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young is a member of The National Academy of Engineering.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

            As required under the listing standards of the Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with our outside counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

            Management has reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Rick E Winningham and P. Roy Vagelos.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

            As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. William H. Waltrip presides over these executive sessions. The Board has an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and a Science and Technology Advisory

Committee. The following table provides membership and meeting information for each of the Board committees during 2007:

Name	Audit		Compensation		Nominating/Corporate Governance		Science and Technology Advisory Committee
P. Roy Vagelos, M.D.							X
Rick E Winningham							X
Jeffrey M. Drazan	X		X
Robert V. Gunderson, Jr.					X
Arnold J. Levine, Ph.D.	X						X	(1)
Burton G. Malkiel, Ph.D.
Eve E. Slater, M.D., F.A.C.C.			X	(2)			X	(2)
William H. Waltrip	X	(1)			X	(1)
George M. Whitesides, Ph.D.			X				X
William D. Young			X	(1)	X
Total meetings in fiscal year 2007	8		6		1		1

(1)
Committee Chairperson.

(2)
Resigned from Board of Directors in July 2007.

            Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

            The Audit Committee of the Board of Directors oversees our accounting practices, systems of internal controls and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves audit and permissible non-audit services provided by the independent auditors to the Company; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; consults with management and the independent auditors regarding Company policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by the Company; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with the Company's Policies and Procedures with respect to Related-Person Transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. During 2007, three directors comprised the Audit Committee: Messrs. Drazan, Levine and Waltrip. The Audit Committee met eight times during 2007. On January 29, 2008, Dr. Malkiel was appointed to the Audit Committee and Dr. Levine resigned from the Committee.

            The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that William H. Waltrip, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Mr. Waltrip's level of knowledge and experience based on a number of factors, including his experience as a chief executive officer for public reporting companies and service on the audit committees of the board of directors of several public companies.

COMPENSATION COMMITTEE

            The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. Specifically, the Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans; approves amendments to these plans; grants stock options and other equity awards; and administers our 2004 Equity Incentive Plan ("Incentive Plan"), our ESPP and similar programs. A more detailed description of the Committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.theravance.com. Three directors comprise the Compensation Committee of the Board of Directors: Messrs. Drazan, Whitesides and Young. All members of the Committee are independent (as independence is currently defined in the Nasdaq listing standards).

            The Compensation Committee met six times during 2007. Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee's deliberations about their compensation. Mr. Shafer, our General Counsel, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

            The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. FW Cook serves at the pleasure of the Committee rather than the Company and its fees are approved by the Committee. FW Cook provides the Committee with data about the compensation paid by our peer group and other employers who compete with the Company for executives, updates the Committee on new developments in areas that fall within the Committee's jurisdiction and is available to advise the Committee regarding all of its responsibilities. FW Cook also provides data and recommendations concerning the compensation of directors.

            The Company also has a Stock Option Committee, of which Mr. Winningham is the sole member. The Stock Option Committee may grant equity awards to employees who are not executive officers. The Compensation Committee may delegate any other authority to the Stock Option Committee or to any other committee or individual to the extent permitted by law or the applicable rules of Nasdaq.

            The Compensation Committee, in consultation with FW Cook, reviews and approves the overall strategy for compensating members of the Board of Directors. Specifically, the Committee reviews the compensation of the directors and recommends to the Board any changes to the compensation of the directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Each of Jeffrey M. Drazan, Dr. Eve E. Slater, George M. Whitesides, Ph.D. and William D. Young served on the Compensation Committee of the Board of Directors during 2007. Dr. Slater resigned from the Board of Directors and its Compensation Committee in July 2007. None of the members of the Compensation Committee was at any time during the 2007 fiscal year (or at any other time) an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

            The Nominating/Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and advising the Board on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. Three directors comprise the Nominating/Corporate Governance Committee: Messrs. Gunderson, Waltrip and Young. All members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met one time during 2007.

            The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

            The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, pursuant to the Stockholder-Director Communications Policy adopted by the Nominating/Corporate Governance Committee in January of 2007, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include the candidate's name and qualifications for board membership, the candidate's age, business address, residence address, principal occupation or employment, the number of Company shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder's name, address and the number of Company shares beneficially owned by the stockholder.

SCIENCE AND TECHNOLOGY ADVISORY COMMITTEE

            The Science and Technology Advisory Committee of the Board of Directors reviews and discusses scientific and technological matters affecting the Company. The Science and Technology Advisory Committee also identifies scientific and technological matters that may affect the Company in the future, and develops strategies to address these issues in our research plans. The Science and Technology Advisory Committee reports to the Board periodically. Four directors comprise the Science and Technology Advisory Committee: Drs. Levine, Vagelos, Whitesides and Mr. Winningham. A fifth director, Dr. Slater, also served on the committee during 2007 until she resigned from the Board in July 2007. The Science and Technology Advisory Committee met three times during 2007.

MEETINGS OF THE BOARD OF DIRECTORS

            The Board of Directors met nine times during 2007. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

            Stockholders interested in communicating with the Board or a particular director should send correspondence to Theravance, Inc. at 901 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company's books and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the number of shares of the Company's stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Stockholder-Director Communications Policy adopted by the Board in February 2007, the Secretary has been instructed, in his discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the Board or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

            The Company has adopted the Theravance, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on December 11, 2007, is available on our website at www.theravance.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

2007 DIRECTOR COMPENSATION

            Non-employee directors of the Company receive compensation for services provided as a director. Each member of our Board who is not an employee receives a $30,000 annual retainer as well as $1,000 for each board and committee meeting attended in person ($500 for meetings attended by video or telephone conference). The chairpersons of the Compensation Committee, the Nominating/Corporate Governance Committee and the Science and Technology Advisory Committee receive $2,000 for each committee meeting attended in person ($1,000 for meetings attended by video or telephone conference), and the chairperson of the Audit Committee receives $3,000 for each audit committee meeting attended in person ($1,500 for meetings attended by video or telephone conference). Dr. Vagelos receives a flat rate of $87,500 per year for his service as Chairman of the Board. The members of our Board are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

            Each independent director of the Company receives periodic automatic stock option grants under a program implemented under our Incentive Plan. Only non-employee directors of the Company or affiliates of such directors are eligible to receive automatic option grants under the Incentive Plan. Automatic options granted under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

            Automatic option grants under the Incentive Plan are non-discretionary. Each individual who first becomes a non-employee director after January 1, 2007 is automatically granted an option to purchase 30,000 shares of our Common Stock on the date such individual joins the Board, provided such individual was not previously employed by the Company. This initial option grant vests monthly over the director's first two years of service. In addition, each non-employee director who was not previously employed by the Company is automatically granted an option to purchase 15,000 shares annually on the date of each Annual Meeting of Stockholders. These annual options vest monthly over the 12 month period following the date of grant. In addition, initial automatic grants vest in full if the Company is subject to a change in control. Automatic option grants have a term of up to ten years and will remain exercisable for 3 years following termination of a director's service. The exercise price of automatic options granted under the Incentive Plan is the fair market value of the Common Stock subject to the option on the date of the option grant.

            Directors are eligible to receive additional options and be issued shares of Common Stock directly under the Incentive Plan.

            An option to purchase 86,694 shares of our Common Stock was granted to Dr. Vagelos on April 25, 2007. The Compensation Committee determined that the grant to Dr. Vagelos was warranted in light of his significant contributions to Theravance. The option vests in 48 equal monthly installments so that it will become fully vested over a four-year period measured from the date of grant. In the event of the death or disability of Dr. Vagelos, the option will vest and become exercisable in full.

            The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2007, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(6)(7)	All Other Compensation ($)		Total ($)
(a)	(b)		(d)	(g)		(h)
P. Roy Vagelos	88,500		1,419,622	—		1,508,122
Julian C. Baker	11,083	(2)	0	—		11,083
Jeffrey M. Drazan	43,000		153,954	—		196,954
Robert V. Gunderson, Jr.	36,500		153,954	—		190,454
Arnold J. Levine	42,000		153,954	—		195,954
Ronn C. Loewenthal	11,583	(3)	0	—		11,583
Burton G. Malkiel	18,500	(4)	115,858	—		134,358
Eve E. Slater	26,000	(5)	162,931	—		188,931
William H. Waltrip	50,500		153,954	—		204,454
George M. Whitesides	41,000		153,954	121,638	(8)	316,592
William D. Young	47,000		153,954	—		200,954

(1)
Includes the annual retainer each director receives as well as fees for attendance at Board of Directors and committee meetings. If a director serves on our Board of Directors for only part of a year, the annual retainer is prorated based on the number of days the director served on the Board of Directors.

(2)
Mr. Baker did not run for re-election to the Board in 2007 and therefore his last day as a Board member was April 25, 2007.

(3)
Mr. Loewenthal did not run for re-election to the Board in 2007 and therefore his last day as a Board member was April 25, 2007.

(4)
Dr. Malkiel joined the Board effective July 3, 2007.

(5)
Dr. Slater resigned from the Board effective July 31, 2007.

(6)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to options held by each director during the fiscal year in accordance with FAS123R, excluding forfeiture estimates. This amount consisted of: (a) $153,954 per director (with the exception of Dr. Slater) with respect to the option granted to each independent director on the date of our Annual Meeting of Stockholders in 2007 (the aggregate grant date fair value of each such option was $243,707); (b) $166,402 with respect to the option granted to Dr. Slater on the date of our Annual Meeting of Stockholders in 2007 (the aggregate grant date fair value of which was $243,707); (c) ($3,471) with respect to the option granted to Dr. Slater on December 8, 2005 (the aggregate grant date fair value of such option was $188,668); (d) $115,858 with respect to the option granted to Burton Malkiel on July 3, 2007 (the aggregate grant date fair value of such option was $498,258); (e) $961 with respect to the option granted to Dr. Vagelos on January 24, 2003 (the aggregate grant date fair value of such option was $234,062), $860,968 with respect to the option granted to Dr. Vagelos on March 29, 2004 (the aggregate grant date fair value of such option was $3,986,100), $321,077 with respect to the option granted to Dr. Vagelos on April 26, 2006 (the aggregate grant date fair value of such option was $1,318,182) and $236,616 with respect to the option granted to Dr. Vagelos on April 25, 2007 (the aggregate grant date fair value of such option was $1,498,228). The actual 2007 FAS123R expense for Dr. Slater was $9,923. Due to Dr. Slater's resignation, options to purchase a total of 24,153 unvested shares were cancelled. We recorded a $208,092 forfeiture adjustment in 2007 in connection with the cancellation of these options, $55,085 of which is reflected in the table above. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 26, 2008 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(7)
As of December 31, 2007, the above-listed directors held outstanding options to purchase the following number of shares of our Common Stock: Dr. Vagelos (944,355); Messrs. Waltrip and Young (98,870 each); Messrs. Drazan and Gunderson and Drs. Levine and Whitesides (66,612 each); Dr. Malkiel (30,000); Mr. Baker (34,086); Mr. Loewenthal (31,806); and Dr. Slater (29,556).

(8)
Includes $26,950 of loan principal that was forgiven by the Company pursuant to the terms of two promissory notes dated December 14, 1998 plus $481 imputed interest. Also includes $94,207, which is the dollar amount recognized with respect to the 2007 fiscal year in accordance with FAS 123R for financial statement reporting purposes associated with the 35,483 shares of Common Stock purchased by Dr. Whitesides in 1998 which were subject to the Company's right of repurchase through May 20, 2007. We also recorded a $625,401 forfeiture adjustment in 2007 in connection with the repurchase of 51,612 unvested shares of Common Stock from Dr. Whitesides which is not reflected in the dollar amount reflected in the table.

PROPOSAL 2

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

            The Company is asking stockholders to approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan (the "ESPP") to increase the number of authorized shares of our Common Stock issuable thereunder from 625,000 shares to 925,000 shares. Theravance established the ESPP in connection with its initial public offering to provide employees of Theravance and designated parent or subsidiary corporations (collectively, the "participating companies") an opportunity to participate in the ownership of Theravance by purchasing its Common Stock through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code.

            If approved by our stockholders, the amendment to the ESPP will become effective for the purchase period beginning May 16, 2008. If the stockholders do not approve the amendment to the ESPP, the amendment will be rescinded and the ESPP will continue in effect in accordance with its existing terms. The ESPP is intended to benefit Theravance as well as its stockholders and employees. The ESPP gives employees an opportunity to purchase shares of Common Stock at a favorable price. Theravance believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the performance of Theravance. Theravance will also benefit from the periodic investments of equity capital provided by participants in the ESPP.

            The principal terms and provisions of the ESPP are summarized below. The summary, however, is not intended to be a complete description of all the terms of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP, which is attached hereto as Appendix A. To the extent there is a conflict between this summary and the ESPP, the terms of the ESPP will govern.

            Administration.    The Compensation Committee of the Board of Directors, which is comprised of two or more members of our Board of Directors, administers the ESPP. All costs and expenses incurred in administration of the ESPP are paid by Theravance without charge to participants.

            Eligibility.    Generally, any individual who is customarily employed by a participating company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the ESPP. Although officers are currently excluded from participation in the ESPP, the Board of Directors may elect to permit participation by officers in the future.

            As of February 15, 2008, approximately 291 employees and no officers were eligible to participate in the ESPP.

            Securities Subject to ESPP.    The securities available for purchase under the ESPP are shares of our Common Stock. 625,000 shares of our Common Stock have been authorized for issuance under the ESPP, without giving effect to the 300,000-share increase that is the subject of this Proposal No. 2. As of December 31, 2007, 180,929 shares remained available for purchase under the ESPP, without giving effect to the 300,000-share increase that is the subject of this Proposal No. 2.

            Offering Periods.    The ESPP is implemented by offering periods that generally have a duration of 24 months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The Compensation Committee in its discretion may vary the beginning date and ending date of the offering periods and may vary the duration of an offering period or purchase period, provided no offering period shall exceed 27 months in length. Currently, a new offering period commences on May 16 and November 16 of each calendar year or on such other date selected by the Board of Directors or the Compensation Committee.

            Each participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

            Purchase Price.    The purchase price per share under the ESPP is 85% of the lower of (i) the fair market value of a share of Common Stock on the last day before commencement of the applicable offering period, or (ii) the fair market value of a share of Common Stock on the last day of the purchase period. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq Global Market. To the extent required by applicable law, participants must make arrangements for the satisfaction of any withholding tax obligations that arise in connection with the ESPP. Theravance is not required to issue any shares of Common Stock under the ESPP until such tax obligations are satisfied.

            Limitations.    The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

            A participant may not purchase more than 2,500 shares on any one purchase date.

            A participant may not purchase Common Stock under the ESPP that exceeds $25,000 (determined as of the time a purchase right is granted) in any calendar year.

            An employee is not eligible to participate in the ESPP if he or she owns stock or outstanding options or rights to purchase stock (including a right granted under the ESPP) possessing five percent or more of the total combined voting power or value of all classes of stock of Theravance or any of its parent or subsidiary corporations.

            In no event may a participant's payroll deductions for a semi-annual purchase period be less than 1% nor more than 15% of the participant's cash compensation paid during a purchase period.

            Purchase rights under the ESPP are not transferable other than by beneficiary designation or by the laws of descent and distribution.

            Payment of Purchase Price; Payroll Deductions.    Shares are purchased under the ESPP through after-tax payroll deductions. All cash proceeds received by Theravance from payroll deductions under the ESPP are credited to a non-interest bearing book account. A participant's payroll deductions may not exceed 15% of the participant's cash compensation paid during a purchase period.

            On the last day of each purchase period, each participant will be deemed to have elected to purchase up to a number of shares of our Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the limitations described above). Unless the Compensation Committee determines otherwise, no fractional shares will be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for use in the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the ESPP except to the extent required by applicable law.

            Proration of Purchase Rights.    If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the ESPP, a pro rata allocation of the shares remaining shall be made as provided in the ESPP.

            Termination and Change to Payroll Deductions.    Participants may increase or decrease the level of their payroll deductions during a purchase period as permitted by the Compensation Committee. Once enrolled in the ESPP, a participant shall continue to participate in the ESPP until the earlier of (i) the termination of the participant's employment or status as an eligible employee or (ii) the participant discontinues further payroll contributions. Contributions may also be suspended if a participant reaches the $25,000 limit described above. Upon termination of participation in the ESPP, any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded. If a participant's contributions are suspended as a result of the $25,000 limit described above, then payroll deductions will automatically resume at the beginning of the earliest purchase period in the next calendar year.

            Adjustments.    If any change in our Common Stock occurs (through re-capitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without Theravance' receipt of consideration), appropriate adjustments shall be made to the class and maximum number of shares subject to the ESPP, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

            Amendment and Termination.    Our Board of Directors may amend, suspend or terminate the ESPP at any time. Unless sooner terminated by the Board of Directors, the ESPP shall continue in effect until the earlier of (i) May 27, 2024, (ii) the date on which all shares available for issuance under the ESPP shall have been issued or (iii) the occurrence of a corporate transaction (as described below), unless the ESPP is assumed or continued by the surviving corporation. Stockholder approval of any amendments to the ESPP will be obtained to the extent required by applicable law.

            Corporate Transaction.    In the event of (i) a merger or consolidation of Theravance with or into another entity or any other corporate reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the assets of Theravance or the complete liquidation or dissolution of Theravance, the offering periods and purchase periods then in progress will terminate unless the ESPP is continued or assumed by the surviving corporation. In the event of the termination of the ESPP, each outstanding purchase right will automatically be exercised immediately before consummation of the corporate transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent of the lower of the fair market value per share of our Common Stock on the start date of the offering period or the fair market value per share of our Common Stock immediately prior to the effective date of such corporate transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

            The grant of purchase rights under the ESPP will in no way affect the right of Theravance to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            Summary of Federal Income Tax Consequences.    The following is only a summary of the principal United States Federal income tax consequences to the participant and Theravance with respect to the ESPP, based on advice received from counsel to Theravance regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

            The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to Theravance, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

            Upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held at least two years from the start of the offering period in which the shares were acquired and one year from the date the shares were purchased, then the amount of ordinary income recognized will be equal to the lesser of the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares or 15% of the fair market value of the shares on the last trading day before the offering period in which the shares were purchased began.

            If a sale or other disposition of the purchased shares is made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased, then a participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. Theravance will be entitled to an income tax deduction equal to the amount of income recognized. In no other instance will Theravance be allowed a deduction with respect to the participant's disposition of the purchased shares.

            Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

New ESPP Benefits

            Since purchase rights are subject to discretion, including an employee's decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. The Company's officers, including its executive officers, and directors are not currently permitted to participate in the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

            The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

            The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2007	2006
	(in thousands)
Audit Fees(1)	$758	$669
Audit-related Fees(2)	33	44
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$791	$713

(1)
For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2007 and 2006 and the audit of internal control over financial reporting as of December 31, 2007 and 2006. For years ended 2007 and 2006, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and fees for services associated with our Registration Statement filings on Form S-3 and Form S-8.

(2)
For the years ended 2007 and 2006, audit related services including accounting consultations.

            All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

            The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE(1)

            The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that William H. Waltrip is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

            The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

            Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of our internal control over financial reporting as of the end of the fiscal year.

            The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 ("10-K").

            The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

            Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the United States Securities and Exchange Commission.

            Submitted by the following members of the Audit Committee:

Jeffrey M. Drazan Burton G. Malkiel, Ph.D. William H. Waltrip, Chairman

EXECUTIVE OFFICERS

            The names of the executive officers of Theravance who are not also directors of Theravance and certain information about each of them as of February 15, 2008 are set forth below:

            Michael W. Aguiar, age 41, joined Theravance as Senior Vice President and Chief Financial Officer in March 2005. Prior to joining Theravance, Mr. Aguiar served as Vice President of Finance at Gilead Sciences, Inc., a biopharmaceutical company, since 2002. Prior to Gilead Sciences, Inc., Mr. Aguiar served as Vice President of Finance at Immunex Corporation, a biopharmaceutical company, from 2001 to 2002. From 1995 to 2001, he was with Honeywell International in a variety of positions, including, most recently CFO and Vice President Finance for Honeywell Electronic Materials Strategic Business Unit. Mr. Aguiar earned a B.S. in Biology from UC Irvine and an M.B.A. in Finance from the University of Michigan.

            Leonard M. Blum, age 47, joined Theravance as Senior Vice President and Chief Commercial Officer in July 2007. Prior to joining Theravance, Mr. Blum served as Senior Vice President of Sales and Marketing at ICOS Corporation. From 1987-2000, Mr. Blum held positions of increasing responsibility in marketing and sales management at Merck & Co. in both U.S. and international markets. Mr. Blum earned an M.B.A. from Stanford University, studied Finance as a Fulbright Fellow at the University of Zurich, and received an A.B. in Economics, magna cum laude, from Princeton University. Mr. Blum served as an officer in the U.S. Army Special Forces.

            Arthur L. Campbell, Ph.D., age 57, joined Theravance as Senior Vice President, Technical Operations in June 2003. During 2003, he was Vice President, BioPharma at Pfizer Inc. Prior to joining Pfizer, he was Vice President, BioPharma at Pharmacia Corporation from 2000 until 2003, with global responsibility for Protein API and Drug Product Development and API manufacturing. From 1980 to 2000 Dr. Campbell was employed with Monsanto/Searle, most recently as Vice President, Product Development, R&D. Dr. Campbell holds a Ph.D. in Medicinal Chemistry from the University of Kansas and a B.S. in Chemistry from St. Benedict's College, where he graduated cum laude.

            Michael M. Kitt, M.D., age 57, joined Theravance as Senior Vice President, Development in April 2002. From 1993 to 2002, Dr. Kitt was employed by COR Therapeutics, Inc. (now Millennium Pharmaceuticals, Inc.), most recently as Vice President, Clinical Research. Dr. Kitt holds an M.D. from the New York University School of Medicine and a B.S. in Chemistry from Polytechnic University, New York.

            Mathai Mammen, M.D., Ph.D., age 40, co-founded Theravance in 1996. He was promoted to Senior Vice President, Research, in January 2008. He has served in various positions in both the Medicinal Chemistry Department and the Molecular and Cellular Biology Department, most recently as Vice President, Molecular and Cellular Biology, responsible for all molecular pharmacology, molecular biology, cell biology, microbiology and enzymology activities in support of projects in both Research and Development. Dr. Mammen obtained his M.D. from Harvard Medical School/Massachusetts Institute of Technology, and his Ph.D. in Physical Organic Chemistry from Harvard University. Dr. Mammen obtained his B.S. in Chemistry from Dalhousie University in Halifax, Nova Scotia.

            Bradford J. Shafer, age 47, joined Theravance as Senior Vice President, General Counsel and Secretary in August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a cardiovascular medical device company. From 1993 to 1996 Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of February 15, 2008 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

            Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

            This table lists applicable percentage ownership based on 61,098,106 shares of Common Stock (including 9,401,499 shares of Class A Common Stock beneficially owned by affiliates of GlaxoSmithKline plc) outstanding as of February 15, 2008. Options to purchase shares of our Common Stock that are exercisable within 60 days of February 15, 2008 and notes that are convertible into our Common Stock are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock and Class A Common Stock
5% Stockholders
GlaxoSmithKline plc(2) 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom	9,401,499	15.4%
FMR LLC. 82 Devonshire Street Boston, MA 02109	7,402,763	12.1	%(3)
OppenheimerFunds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281	5,446,277	8.9	%(4)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	4,589,300	7.5	%(5)
Sierra Ventures VI, L.P.(6) 2884 Sand Hill Road, Suite 100 Menlo Park, CA 94025	2,812,178	4.6	%(7)
Chesapeake Partners Management Co., Inc. 1829 Reisterstown Road, Suite 220 Baltimore, MD 21208	4,208,842	6.9	%(8)
Named Executive Officers and Directors
Rick E Winningham(9)	1,299,252	2.1%
Michael W. Aguiar(10)	222,136	*
Arthur L. Campbell, Ph.D.(11)	216,907	*
Patrick P.A. Humphrey, Ph.D., D.Sc.(12)	627,387	1.0%
Michael Kitt, M.D.(13)	354,346	*
P. Roy Vagelos, M.D.(14)	2,074,143	3.4%
Jeffrey M. Drazan(15)	2,967,148	4.8%
Robert V. Gunderson, Jr.(16)	118,467	*
Arnold J. Levine, Ph.D.(17)	129,329	*
Burton G. Malkiel, Ph.D.(18)	11,250	*
William H. Waltrip(19)	97,620	*
George M. Whitesides, Ph.D.(20)	773,099	1.3%
William D. Young(21)	97,620	*
All executive officers and directors as a group (17 persons)(22)	9,582,022	14.7%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008. Includes 2,580,645 shares of Class A Common Stock held of record by Glaxo Group Limited. Also includes 6,820,854 shares of Class A Common Stock held of record by SmithKline Beecham Corporation. Glaxo Group Limited and SmithKline Beecham Corporation each are wholly-owned subsidiaries of GlaxoSmithKline plc. The percentage of shares beneficially owned by GlaxoSmithKline plc is based on its beneficial ownership of 9,401,499 shares of Class A Common Stock.

(3)
The various individuals, funds and entities that are deemed to be the beneficial owners of these shares, and the individuals, funds and entities having sole and shared voting power over these shares, are set forth in the Schedule 13G/A filed on February 14, 2008 and on which the information reported herein is based. Constitutes 14.3% of our outstanding Common Stock as a class.

(4)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008. Constitutes 10.5% of our outstanding Common Stock as a class. OppenheimerFunds, Inc. ("Oppenheimer") has shared voting and dispositive power over all 5,446,277 shares. For purposes of the Securities Exchange Act of 1934, Oppenheimer is deemed to be a beneficial owner of such securities; however, Oppenheimer expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2008. Constitutes 8.9% of our outstanding Common Stock as a class. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)
Includes 2,688,754 shares held of record by Sierra Ventures VI, L.P. SV Associates VI, L.P. is the general partner of Sierra Ventures VI, L.P. Management of the business affairs of SV Associates VI, L.P., including the decisions respecting disposition and voting of investments held by Sierra Ventures VI, L.P., is by majority decision of the general partners of SV Associates VI, L.P., Jeffrey M. Drazan, David C. Schwab and Peter C. Wendell. Also includes 123,424 shares issuable upon conversion of convertible notes in the aggregate principal amount of $3,193,000.

(7)
Constitutes 5.4% of our outstanding Common Stock as a class.

(8)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. Constitutes 8.1% of our outstanding Common Stock as a class. Each of Chesapeake Partners Management Co., Inc., Mark D. Lerner and Traci Lerner may be deemed to have voting and investment power over the shares held by Chesapeake Partners Management Co., Inc.

(9)
Includes 1,299,252 shares subject to options exercisable within 60 days of February 15, 2008.

(10)
Includes 181,073 shares subject to options exercisable within 60 days of February 15, 2008.

(11)
Includes 216,907 shares subject to options exercisable within 60 days of February 15, 2008, 16,354 of which are held for the benefit of Dr. Campbell's ex-wife pursuant to a domestic relations order issued in 2005.

(12)
Includes 54,310 shares held by Dr. Humphrey and his spouse as joint tenants with rights of survivorship, 11,000 shares held by Dr. Humphrey's spouse and 562,077 shares subject to options exercisable within 60 days of February 15, 2008. Dr. Humphrey retired as an executive officer of the Company on January 4, 2008, but is included here as he was one of the Company's named executive officers for fiscal 2007.

(13)
Includes 2,000 shares held by Dr. Kitt's spouse as UTMA custodian for children and 326,984 shares subject to options exercisable within 60 days of February 15, 2008. Dr. Kitt disclaims beneficial ownership of the shares held by his spouse as UTMA custodian for his children.

(14)
Includes 96,774 shares held of record by the Marianthi Foundation, of which Dr. Vagelos is a founder and current director. Dr. Vagelos disclaims any pecuniary interest in the shares held by the Marianthi Foundation. Also includes 441,507 shares held of record by the P. Roy Vagelos 2007 Theravance Annuity Trust, 573,571 shares held of record by the Vagelos 2006 Grantor Retained Annuity Trust, 38,709 shares held of record by the Cara Diana Roberts Trust, 38,709 shares held of record by the Olivia Sophia Vagelos Trust, 38,709 shares held of record by the Lydia Joan Roberts Trust, 38,709 shares held of record by the Alexa E. Masseur Irrevocable Trust, 38,709 shares held of record by the 2004 Vagelos Grandchild Irrevocable Trust and 38,709 shares held of record by the Emma B. Vagelos Irrevocable Trust, each of which Dr. Vagelos is the trustee. Includes 707,538 shares subject to options exercisable within 60 days of February 15, 2008.

(15)
Includes 2,688,754 shares held of record by Sierra Ventures VI, L.P. and 59,040 shares held of record by SV Associates VI, L.P. as nominee for Mr. Drazan. SV Associates VI, L.P. is the general partner of Sierra Ventures VI, L.P. Mr. Drazan is one of the general partners, in addition to David C. Schwab and Peter C. Wendell, of SV Associates VI, L.P. and exercises shared voting and investment power over the shares held by Sierra Ventures VI, L.P. Mr. Drazan disclaims beneficial ownership of the shares held by Sierra Ventures VI, L.P. Also includes 65,362 shares subject to options exercisable within 60 days of February 15, 2008, 123,424 shares issuable upon conversion of convertible notes in the principal amount of $3,193,000 held by Sierra Ventures VI, L.P. and 2,702 shares issuable upon conversion of convertible notes in the principal amount of $69,906 held by SV Associates VI, L.P. as nominee for Mr. Drazan.

(16)
Includes 6,451 shares held by Marshall & Ilsley for the benefit of Mr. Gunderson and 5,709 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("GD"). Mr. Gunderson disclaims beneficial ownership of the shares held by GD except to the extent of his pecuniary interest therein. Includes 65,362 shares subject to options exercisable within 60 days of February 15, 2008.

(17)
Includes 65,362 shares subject to options exercisable within 60 days of February 15, 2008.

(18)
Includes 11,250 shares subject to stock options exercisable within 60 days of February 15, 2008.

(19)
Includes 97,620 shares subject to stock options exercisable within 60 days of February 15, 2008.

(20)
Includes 170,318 shares held of record by the Deborah L. Anderson, Trustee, Whitesides Family 1998 Irrevocable Trust. Includes 65,362 shares subject to stock options exercisable within 60 days of February 15, 2008.

(21)
Includes 97,620 shares subject to stock options exercisable within 60 days of February 15, 2008.

(22)
Includes an aggregate of 4,009,749 shares subject to options exercisable within 60 days of February 15, 2008 and 126,126 shares issuable upon conversion of convertible notes in the aggregate principal amount of $3,262,906. Includes shares and options held by Dr. Humphrey, who resigned as an executive officer of the Company on January 4, 2008, but who is a named executive officer for fiscal 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

            We believe that during the fiscal year ended December 31, 2007, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that one Form 5 was filed in May of 2007 to reflect a gift of shares of Common Stock by Dr. Whitesides in 2005 and one Form 5 was filed in February 2008 to report the acquisition of one share of Common Stock by GSK in September 2007. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

            This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and offers perspective on the data presented in the tables and narrative that follow.

Compensation Philosophy and Objectives

            As a biopharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of the executive officers and our other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate employees, attract and retain highly qualified employees, motivate the performance of employees towards, and reward the achievement of, clearly defined corporate goals, and align employees' long-term interests with those of our stockholders.

            Our executive officer compensation philosophy is to (1) provide overall compensation, when targeted levels of performance are achieved, which is at the 75th percentile of pay practices of a peer group selected, among other criteria, for similarities in size, business model and stage of development, and (2) emphasize at-risk equity compensation over annual cash compensation to attract and retain officers and align the majority of their compensation with long-term stockholders' interests. Our annual cash incentives and our longer term incentives, such as our long-term performance-contingent restricted stock unit awards, are tied to our achievement of corporate operating goals. We believe that successful execution against goals is the best way to enhance long-term stockholder value.

            The difficulty of achieving our goals in the time frames specified is a significant reason for our compensation philosophy. Our annual and longer-term operating goals, which generally relate to the successful discovery and development of our compounds, are aggressive. The business of discovering novel compounds and developing them as potential medicines is extremely risky. In addition, the time frames within which our operating goals must be achieved in order to earn annual or long-term incentive compensation are very tight. Furthermore, while we have less control over the progress and timing of development programs that we have licensed to our collaborative partners, our officers spend a great deal of time and energy on those programs, and to the extent possible we hold those programs to goal expectations as rigorous as those for our own development programs that we are progressing internally.

            We do not have stock ownership guidelines for our officers because officer compensation is set within a typical market range and is primarily performance-based and high risk. In addition, we believe that stock ownership guidelines are rare in development-stage biopharmaceutical companies, so ownership requirements would put Theravance at a competitive disadvantage.

Compensation Committee

            The Compensation Committee of our board of directors is comprised of three non-employee members of the board of directors. The Compensation Committee's basic responsibility is to review the performance of our management in achieving corporate objectives and to assure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the Compensation Committee reviews the performance of each executive officer twice each year. The CEO, as the manager of the executive team, assesses the executives' contributions to the corporate goals and makes a recommendation to the Compensation Committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducts a similar evaluation of the CEO's contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award.

            In connection with reviewing the compensation recommendations, since 2006 we have provided the Compensation Committee with a compensation "tally sheet" for each executive officer toward the end of each year. The information in these tally sheets is used by the Compensation Committee to assist it in analyzing existing compensation and any proposed changes in compensation for each executive officer. The tally sheet presents the total value of all elements of compensation, broken down by components, based on our best estimate of the number of annual goals that will be achieved by the end of the current year. The tally sheets also present compensation information for the previous two years, and estimated compensation for the following year, assuming Company performance is at target. Each tally sheet also presents: (i) the executive officer's equity grant history; (ii) vested and unvested potential gain on equity awards at a series of stock prices and points in time; and (iii) the stock option exercise history for the executive officer over the past three years, including the difference between the aggregate stock option exercise price and fair market value of the Common Stock on the date of exercise. Further, the tally sheets present an estimate of the compensation that would be delivered should the executive's employment be terminated in connection with a change-in-control assuming a termination date of the last day of the current year. We believe that the tally sheets provide the Compensation Committee with appropriately detailed information about all the elements of each executive officer's compensation to ensure that the Compensation Committee is aware of the totality of the compensation of all executive officers. In addition to the information and analyses supplied to the Compensation Committee as described above and in the peer group segment below, members of management support the Compensation Committee in its work from time to time at the Committee's request.

Compensation Consultant

            The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. ("FW Cook") for advice on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook is retained by and reports directly to the Compensation Committee. In 2006, FW Cook was engaged to re-evaluate the peer group and assist the Compensation Committee with consideration and analysis of potential employee and executive incentives including the Company's long-term performance-contingent restricted stock unit awards that are described in the Long-Term Incentive Compensation section below. FW Cook does not work on projects for management except as an agent of the Compensation Committee and with the advance knowledge and approval of the Chairman of the Compensation Committee.

Peer Group

            In late 2006, the Compensation Committee revised the peer group to better align target compensation with competitive data. Our peer group, which is listed below, was selected by the Compensation Committee, taking into account the advice of FW Cook, based on a review of biopharmaceutical companies that were similar to Theravance in market capitalization, development stage, and business model. At the time the peer group was chosen, all of the companies had a market capitalization of generally within one-third to three times that of Theravance, and Theravance's market capitalization was in the mid-range of the group. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of a similar size and development stage as Theravance.

Peer Group
Alkermes, Inc.
Biomarin Pharmaceutical Inc.
Cubist Pharmaceuticals, Inc.
Human Genome Sciences, Inc.
ICOS Corporation*
Medarex, Inc.
Myogen, Inc.*
Myriad Genetics, Inc.
Nuvelo, Inc.
Onyx Pharmaceuticals, Inc.
OSI Pharmaceuticals, Inc.
PDL BioPharma, Inc.
Telik, Inc.
Zymogenetics, Inc.

*
Acquired following inclusion in the peer group and no longer publicly traded.

Principal Elements of Compensation

            Base Salaries.    Base salaries are set to reflect compensation commensurate with the individual's current position and work experience. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation. The base salary for each executive officer is targeted at the 75th percentile compared to similar positions in the peer companies. In practice, the Company's base salary levels may exceed the 75th percentile target for certain executive officers due to the intensely competitive environment for highly qualified employees in this industry. We review base salaries for the executive officers annually near the end of each year, and the CEO proposes salary adjustments to the Compensation Committee based on any changes in our competitive market salaries, individual performance and/or changes in job duties and responsibilities. The Compensation Committee then determines any salary adjustment percentage applicable to the executive officers.

            Annual Incentive Compensation.    Annual cash incentives for the executive officers are designed to reward the achievement of key corporate goals for the year, which we believe in turn should increase stockholder value. The annual incentive awards for executive officers are determined on the basis of our achievement of specific performance goals that are established at the beginning of the fiscal year and are clearly communicated, measurable and consistently applied. A target bonus is set for each executive officer based on targets for comparable positions and is stated in terms of a percentage of the officer's annualized base salary for the year. In February of 2007, based on an independent review by FW Cook completed in late 2006, the Compensation Committee approved an increase in the target bonus for senior vice presidents from 30% to 40% of their annualized base salary.

            Early each year, the board of directors approves the performance objectives and goals for the upcoming year. Senior management then proposes percentage weights to be allocated to the goals, with higher weights given to those goals that we believe will have a greater impact on the Company's value and/or are more challenging to achieve within the time frame specified. The Compensation Committee evaluates and approves the final goal weightings. Given the number of Theravance-discovered potential medicines in development, our emphasis on research and discovery, and the efforts required to manage our collaborations with other companies, each year we establish more goals than we believe can reasonably be achieved. For this reason, the cumulative weighting of all goals generally adds up to 150% and the likelihood of achieving all of the goals and a payout based on 150% of target is extremely low. In the unlikely event that all goals are achieved, the cash bonus awards could be up to 150% of target, depending on the Compensation Committee's discretion. In 2006, the bonus payout for our officers was 92.5% based on achievement of goals set for that year and in 2005, the bonus payout for our officers was 90% based on achievement of goals set for that year. At the end of each year, the Compensation Committee assesses the Company's performance against the goals and establishes the cash bonus awards based on achievement of those goals.

            The cash bonus program for 2007 was designed to motivate management to achieve specific goals related to: (i) telavancin, our product candidate furthest along in development; (ii) our Horizon program (formerly referred to as Beyond Advair) with GlaxoSmithKline plc and its affiliates ("GSK"); (iii) clinical progress with many of our earlier-stage programs; (iv) increasing our pipeline of potential medicines; and (v) compliance. Primary among these goals were: reporting positive Phase 2b asthma study results for two long-acting beta2 agonist (LABA) product candidates in the Horizon program with GSK; reporting positive proof-of-concept Phase 2 results for (i) the lead compound in the Gastrointestinal Motility Dysfunction program, TD-5108, in a chronic constipation study, (ii) investigational antibiotic TD-1792 in a complicated skin and skin structure infection (cSSSI) study, and (iii) the lead compound in the muscarinic antagonist-beta2 agonist (MABA) program in a chronic obstructive pulmonary disease (COPD) study; obtaining Food and Drug Administration (FDA) approval of and launching telavancin for the treatment of cSSSI; initiating a Phase 1 study in COPD with the lead compound in the long-acting muscarinic antagonist (LAMA) program; reporting positive telavancin hospital-acquired pneumonia (HAP) Phase 3 results and filing a telavancin New Drug Application with the FDA for the treatment of HAP; nominating a number of product candidates meeting strict target product profiles to move forward in development; and successfully accomplishing non-program goals relating to safety and compliance.

            We achieved performance goals equaling 75% of the executive officers' target for 2007, and the cash bonus awards for executive officers were reduced from target accordingly. The Non-Equity Incentive Compensation column of the "Summary Compensation Table" on page 35 sets forth bonuses earned by the named executive officers for performance in 2007 (though paid in February of 2008).

            Long-Term Incentive Compensation.    The types of equity compensation comprising the mix of officer compensation consist of: (i) stock options with time-based vesting, which require increases in the market value of our Common Stock to be valuable; (ii) long-term performance contingent restricted stock unit awards, the right to which is entirely dependent upon successful completion of corporate operating milestones; (iii) restricted shares with time-based vesting for recruiting new officers; and (iv) beginning in 2008, restricted stock unit awards with time-based vesting for annual replenishment and promotion awards. We do not use a targeted cash/equity split to set officer compensation.

            Generally, in order to align his interests with those of our stockholders, a significant stock option grant is made to an executive officer at the first regularly scheduled meeting of the Compensation Committee after the officer commences employment. Annual replenishment stock option grants to all employees generally have been made at the first regularly scheduled meeting of the Compensation Committee following annual employee performance reviews. This meeting is typically held in late January to early February of each year. In 2007, non-officer employees' annual replenishment stock option grants were made in February, but the officers' annual replenishment stock options, though approved by the Compensation Committee in February, were contingent upon stockholder approval of an amendment to the equity incentive plan increasing the number of shares reserved for issuance, among other changes to the plan. Therefore, the officers' option grants were made on April 25, 2007, the date that stockholder approval of the amendment was obtained.

            Early each calendar year, the Compensation Committee considers annual replenishment equity awards for executive officers based on recommendations from the CEO. The Company believes that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company's employ and to enhance stockholder value over time. Through 2007, these awards were made through stock option grants. In January 2008 the Company decided to satisfy its annual replenishment equity awards and promotion equity awards with a reduced number of time-based restricted stock unit awards (RSUs) rather than time-based stock option grants. The Company's decision to use RSUs to satisfy its annual replenishment equity awards in 2008 was based on a desire to reduce short-term dilution and stock plan share usage, while simultaneously maintaining competitive rewards to retain employee talent. RSUs give an employee the right to receive a specified number of shares of Company Common Stock at no cost to the employee if the employee remains employed at the Company until the RSUs vest. These RSUs generally vest quarterly over a four-year period with an initial one-year cliff. The compensation value of RSUs does not depend solely on future stock price increases. Although its value may increase or decrease with changes in the stock price during the period before vesting, an RSU will have value in the long term, thus encouraging retention, while the entire compensation value of a stock option depends on future stock price appreciation. Accordingly, RSUs can deliver significantly greater share-for-share compensation value at grant than stock options and the Company can offer comparable compensation value with fewer shares and less dilution for our stockholders. Notwithstanding the Company's decision to utilize RSUs for annual replenishment equity awards and promotion equity awards, new-hire equity awards continue to be made with stock option grants. The reason for this is the Company wants each new executive to be motivated to run the business in a fashion that increases stockholder value over the long term. Since options provide a return only if the executive remains in the Company's service and then only if the market price of the Company's Common Stock appreciates over the option term, the Company believes options are uniquely capable of rewarding long-term performance of that kind. New-hire stock option grants generally vest monthly over a four-year period with an initial one-year cliff.

            In 2004, in connection with the Company's strategic alliance with GSK and then our initial public offering, the Compensation Committee consulted with FW Cook to develop recommendations for structuring our compensation programs to retain our highly experienced executive management team, to keep management focused during the period following the initial public offering, and to motivate management to maximize stockholder value in light of the strategic relationship with GSK. The Compensation Committee approved a program (the 2004 Program), providing for significant officer option grants in 2004, which vest over a five-year period, and reduced officer annual replenishment equity awards in 2005 through 2008. The vesting schedule of the option grants made under the 2004 Program are described in the "Outstanding Equity Awards at 2007 Fiscal Year-End" section on page 37. The 2004 Program was designed to provide approximately a median number of options when averaged over the 2004 to 2008 time frame. The annual replenishment option grants authorized by the Compensation Committee in early 2007 and the annual replenishment RSUs authorized by the Compensation Committee in early 2008 for those officers who participated in the 2004 Program were consistent with the 2004 Program. However, the number of RSUs awarded were reduced from the guideline number of shares under the 2004 Program based on one RSU share for every three option shares. The 2004 Program applies only to employees who were officers of Theravance at the time of its adoption. In 2007, based on market data provided by FW Cook, the Compensation Committee increased the target annual replenishment equity award for those individuals who became officers of the Company after adoption of the 2004 Program, to provide these officers with approximately a median annual replenishment equity award compared to the peer group.

            To date, the Company has used time-based restricted stock awards only to recruit new officers. In 2005 the Compensation Committee authorized a restricted stock grant in connection with recruiting Michael Aguiar, our CFO, to replace an award that would lapse upon his departure from his prior employment. Restricted stock was used for this purpose, rather than an option, because restricted stock is a more targeted method of delivering a specified value.

    Performance-Contingent Restricted Stock Unit Awards

            In 2006 the Compensation Committee engaged FW Cook in connection with its consideration and analysis of a new form of long-term incentive award. In the Spring of 2007, the Compensation Committee granted long-term performance-contingent restricted stock unit awards (Performance RSUs) to all of its executive officers other than to Patrick P.A. Humphrey and David L. Brinkley, who had existing plans to terminate their employment with the Company near the end of the year. The Performance RSUs are intended to motivate these officers to manage the business toward the accomplishment of four specific corporate operating milestones that we believe are meaningful value drivers for our business. These four milestones have deadlines spread across 2008 and 2009. The successful completion of each milestone within the time frame allotted leads to the right to receive 25% of the Performance RSU, which is settled on April 26, 2010 in the form of fully vested shares of our Common Stock, provided that the officer remains in continuous employment through the settlement date. The Performance RSU is forfeited if the officer's employment is terminated prior to April 26, 2010 for any reason other than death, disability or a change-in-control of the Company.

            The maximum number of shares that may be issued to an executive officer pursuant to the Performance RSUs was determined on the grant date by multiplying the officer's base 2007 salary by 10, and then dividing that sum by the closing sales price of the Company's Common Stock on Nasdaq on the date of grant. Based on data provided by FW Cook, the Compensation Committee determined that when combined with the executives' option grants, the Performance RSUs provided annualized long-term incentive compensation in the 75th percentile of our peer group if two of the four Performance RSU milestones are achieved during the three-year performance period. These milestones are tied to the successful achievement of four mid- and late-stage clinical development objectives for various programs currently underway at Theravance: achieving successful proof-of-concept in two Phase 2 clinical studies, initiating a Phase 3 clinical study, and filing a New Drug Application with the FDA. Payouts are determined by the number of milestones that are timely achieved, with each of the four milestones weighted at 25% of the total potential award. For example, if an officer holds a Performance RSU that could, at its maximum, result in the issuance of 100,000 shares, and two of the four milestones are successfully accomplished on time and the officer remains employed through April 26, 2010, then on that date 50,000 shares of fully vested shares of Company Common Stock would be issued to the officer. Based on the Company's historical operating performance, the nature of these clinical development milestones and the uncertainties inherent in developing these potential medicines, we believe that the likelihood of achieving all four milestones on time is extremely remote. To achieve these milestones, the multiple and integral contributions of each of our departments, as well as third parties' delivery on their service and supply obligations, must be completed successfully and on an aggressive time frame. If our performance is superior beyond expectations and we timely achieve all four of the Performance RSU milestones, then the Performance RSUs, when combined with the officers' options, are intended to provide annualized long-term incentive compensation in the 90th percentile of our peer group as superior pay for superior performance.

            In January 2008 the Compensation Committee undertook a review of the Performance RSUs in light of recent corporate developments: in particular the Company's retained ownership of both its Gastrointestinal Motility Dysfunction program and its investigational antibiotic, TD-1792, as well as the need to focus a substantial portion of its resources on its pending new drug application for telavancin in complicated skin and skin structure infections and preparation of the new drug application for telavancin in the hospital-acquired pneumonia indication. Following this review, the Compensation Committee amended each Performance RSU to eliminate one of the milestones that, in management's view, had become unachievable, and requested that each of the executive officers agree to a corresponding reduction in the number of shares subject to the Performance RSU. Therefore, the maximum number of shares that may be issued to an executive officer pursuant to each Performance RSU was reduced by 25% to a number of shares equal to his 2007 salary multiplied by 7.5, divided by the closing sales price of the Company's Common Stock on Nasdaq on the original date of grant. The number of restricted stock units shown in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table on page 37 reflects the original number of shares subject to the Performance RSU award and not the reduced number of shares subject to the Performance RSU award after the 2008 amendment. In addition, the Compensation Committee added two new milestones relating to telavancin revenue and initiation of a Phase 3 clinical study as replacements to two of the original milestones. The Compensation Committee believes these new milestones are comparable in difficulty to the existing milestones they replace. Accordingly, following this amendment, there are three milestones that could trigger a share payout, and the maximum number of shares issuable to executive officers has been reduced by 25%. The Compensation Committee viewed this amendment as striking the appropriate balance of maintaining the unique incentive structure of the Performance RSUs in a changing business environment while not rewarding a failure to perform.

Post-Termination Protection

            Our board of directors adopted a change in control severance plan for our officers in 2004, after consulting with FW Cook, in connection with the Company's strategic alliance with GSK and then its initial public offering. A description of our change in control severance plan is in the "Potential Payments Upon Termination or Change-in-Control" section on page 40. Theravance provides gross-ups for excise taxes potentially due upon a change in control in order to mitigate unfair differences between participants that may stem from their individual decisions to exercise or hold vested options. The gross-ups are also provided to recognize that the value of stock option vesting acceleration may be higher at Theravance as a result of the special vesting structure implemented in connection with the 2004 Program, which provides for a five-year vesting period ending in March of 2009. Due to this special vesting, a significant portion of the option grants made under the 2004 Program remain unvested and are therefore subject to potential transaction-related acceleration and inclusion in the excise tax calculation.

            We believe the change in control severance plan is important to protect our officers from any involuntary termination associated with a change in control. With this change in control severance plan, we sought uniformity of results among the officers based on their positions at the Company. We believe that the change in control severance plan protects the stockholders interests by encouraging our officers to continue to devote their attention to their duties and to facilitating the acquisition with minimized distraction, and reducing any bias the officers might have in evaluating acquisition proposals. In addition, we believe that the events triggering payment, both a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. We do not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control with any of our officers except the CEO. Pursuant to the offer letter we entered into with Mr. Winningham to become our Chief Executive Officer in 2001, if Mr. Winningham's service is terminated without cause, he will receive a lump-sum severance payment (less taxes) of 24 months of his current salary plus two times his current target bonus.

CEO Compensation

            Mr. Winningham's 2007 compensation consisted of base salary, annual bonus, a long-term performance contingent restricted stock unit award and stock options. The Compensation Committee determined CEO compensation using methods consistent with those used for other senior executives. In February 2007, as part of the annual officers' compensation review, Mr. Winningham's annualized base salary was increased from $718,692 to $754,627 in recognition of both his performance as CEO and competitive market salary levels. Mr. Winningham's adjusted base salary was determined to be above 75% of the average of the peer group's CEOs. Mr. Winningham's award under the annual cash bonus program was paid in accordance with the terms of the defined performance goals. Mr. Winningham was granted a stock option under the long-term incentive program in accordance with the methods used for other senior executives who participated in the 2004 Program. In April 2007, Mr. Winningham was granted a long-term performance contingent restricted stock unit award as described above in the Performance-Contingent Restricted Stock Unit Award portion of the Long-Term Incentive Compensation section on pages 31 and 32.

            In late 2006, the Compensation Committee approved the Company's reimbursement of the cost of a personal assistant to the CEO for both business and personal matters, and agreed to pay an additional amount to the CEO to cover the income taxes that he incurs associated with this perquisite. We believe this perquisite enhanced the CEO's productivity and allowed him to operate more effectively. Mr. Winningham engaged a personal assistant for approximately four months during 2007.

            As CEO, Mr. Winningham's level of responsibility is much greater than those of the other executives, as he is informed and involved, in a detailed manner, with each department's progress toward our shared Company goals. In our industry, the CEO must be deeply aware of the Company's strengths and obstacles, and have sharp strategic vision for the Company's future while maintaining the Company's ability to adapt to changed circumstances and prospects quickly and thoughtfully. We believe Mr. Winningham displays these skills and holds his direct reports to task in a manner that enables expedited progress of our discovery and development programs. The successful progress of our research and development programs brings value to the Company and our stockholders, and we believe Mr. Winningham's direction in the decisions and actions that drive this progress merit the compensation that he receives.

Tax Deductibility of Pay

            Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Theravance may deduct in any one year with respect to each of its CEO and three other most highly paid executive officers, other than its CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The equity incentive plan was designed to qualify for exemption from the $1 million limitation and, accordingly, option grants under the equity incentive plan with an exercise price that is at least equal to the fair market value of the option shares on the grant date and certain performance-based stock awards should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. Restricted stock or RSU awards with time-based vesting and cash awards under the annual incentive program are subject to the $1 million deduction limitation when aggregated with other non-exempt compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although some amounts recorded as compensation by Theravance to certain executives may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by Theravance due to its significant net operating loss carry forwards. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

REPORT OF THE COMPENSATION COMMITTEE(1)

            The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

            Submitted by the following members of the Compensation Committee:

Jeffrey M. Drazan George M. Whitesides, Ph.D. William D. Young, Chairman

SUMMARY COMPENSATION TABLE

            The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," "principal financial officer" and the three other highest paid executive officers whose total compensation in fiscal year 2007 exceeded $100,000 (our "named executive officers").

Name and Principal Position	Year(1)	Salary ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(e)		(f)	(g)	(i)		(j)
Rick E Winningham Chief Executive Officer	2007 2006	751,632 716,223	0 0		1,380,087 1,269,852	282,986 332,395	36,422 0	(5)	2,451,127 2,318,470
Michael W. Aguiar Senior Vice President, Chief Financial Officer	2007 2006	355,447 335,924	218,725 293,857	(6) (6)	852,874 695,972	107,140 93,424	0 0		1,534,186 1,419,177
Arthur L. Campbell(7) Senior Vice President, Technical Operations	2007	351,657	0		370,237	105,933	0		827,827
Patrick P.A. Humphrey Executive Vice President, Research	2007 2006	392,416 373,929	0 0		673,781 625,740	118,194 138,831	0 0		1,184,391 1,138,500
Michael M. Kitt Senior Vice President, Development	2007 2006	366,042 347,615	0 0		384,548 392,752	110,250 97,125	0 0		860,840 837,492

(1)
In accordance with SEC transition rules, information is provided for the two most recently completed fiscal years only.

(2)
Includes amounts deferred pursuant to our 401(k) plan.

(3)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, excluding forfeiture estimates. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 26, 2008 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(4)
The amounts in this column reflect cash bonus awards earned by the named individuals under our 2006 and 2007 annual cash bonus plans, which were paid in the first quarter of the following year. The 2007 annual cash bonus plan is discussed in greater detail in "Compensation Discussion and Analysis" beginning on page 26.

(5)
Includes $24,441 for the cost of Mr. Winningham's personal assistant, a $11,741 tax gross-up and a $240 cash wellness benefit paid to all Company employees.

(6)
This restricted stock was granted in connection with recruiting Michael Aguiar to replace an award that would lapse upon his departure from his prior employment.

(7)
Dr. Campbell was employed by us, but was not one of our named executive officers, in 2006. Accordingly, compensation information is not provided for 2006.

Salary and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

            The amount of salary and non-equity incentive plan compensation earned in 2007 in proportion to the total compensation reported for each of our named executive officers was:

Mr. Winningham:	42%
Mr. Aguiar:	30%
Mr. Campbell	55%
Dr. Humphrey:	43%
Dr. Kitt:	55%

2007 GRANTS OF PLAN-BASED AWARDS

            The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2007.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards($)
Name	Grant Date(1)	Target ($)	Maximum ($)
(a)	(b)	(d)	(e)	(g)	(j)	(k)	(i)
Rick E Winningham	N/A 2/14/2007 4/25/2007	377,313 — —	565,970 — —	— — 226,955	— 69,355 —	— 34.00 —	— 1,190,160 7,546,254
Michael W. Aguiar	N/A 2/14/2007 4/25/2007	142,853 — —	214,280 — —	— — 107,408	— 70,000 —	— 34.00 —	— 1,201,228 3,571,316
Arthur L. Campbell	N/A 2/14/2007 4/25/2007	141,244 — —	211,867 — —	— — 106,198	— 16,129 —	— 34.00 —	— 276,780 3,531,084
Patrick P.A. Humphrey	N/A 2/14/2007	157,592 —	236,387 —	— —	— 33,870	— 34.00	— 581,223
Michael M. Kitt	N/A 2/14/2007 4/25/2007	147,000 — —	220,500 — —	— — 110,526	— 16,129 —	— 34.00 —	— 276,780 3,674,990

(1)
The stock options set forth in this table were approved by the Compensation Committee on February 14, 2007, subject to stockholder approval of a share increase to the Incentive Plan. Stockholder approval of the share increase was obtained on April 25, 2007.

(2)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2007 annual cash bonus plan which is discussed in greater detail in "Compensation Discussion and Analysis" beginning on page 26. The amounts shown in the "target" column reflect the target payout under the plan which is equal to 50% of Mr. Winningham's base salary and 40% the other named executive officers' base salaries. The amounts shown in the "maximum" column reflect the maximum payout under the plan if 150% of the goals set forth in the plan are achieved. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table above.

(3)
With the exception of Dr. Humphrey, each of our named executive officers was granted a performance-contingent restricted stock unit award (RSU) under our Incentive Plan. The vesting of these RSUs is tied to the successful achievement of certain corporate operating milestones during 2008 and 2009, as well as the officers' continued employment through April 26, 2010. In addition, if we are acquired, 25% of the units will vest for each milestone that has been achieved as of the date of the acquisition and an additional 25% of the units will vest. However, a transaction in which SmithKline Beecham Corporation acquires less than 100% of our stock or assets is not considered an acquisition that would trigger acceleration. The number of shares reflected in the table above as the "target" payout assumes that all of the milestones will be achieved and that the officer will remain employed by Theravance through April 26, 2010.

(4)
Each of our named executive officers was granted an option to purchase shares of our Common Stock under our Incentive Plan. Each option vests in 48 equal monthly installments from the date of grant. As a result, each option will be fully vested four years after the date of grant. In addition, the options will become fully vested if we are acquired and the optionee is subject to an involuntary termination as described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 40. However, a transaction in which SmithKline Beecham Corporation acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision. The options have a term of 10 years from the date of grant, subject to earlier expiration if the optionee's service terminates.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

            The following table sets forth information regarding each unexercised option and all unvested stock and restricted stock units held by each of our named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(16)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
(a)	(b)		(c)	(e)	(f)	(g)		(h)	(i)	(j)
Rick E Winningham	774,192 177,419 166,452 31,788 13,005	(2) (3) (4) (5) (6)	— — 249,676 37,567 56,350	8.525 3.10 9.6875 29.65 34.00	12/7/2011 1/23/2013 3/28/2014 2/7/2016 2/13/2017	— — — — —		— — — — —	226,955 — — — —	4,425,623 — — — —
Michael W. Aguiar	120,313 13,865 9,167 13,125	(7) (5) (10) (6)	54,687 16,385 10,833 56,875	17.91 29.65 27.56 34.00	3/6/2015 2/7/2016 4/25/2016 2/13/017	25,000 — — —	(8)	487,500 — — —	107,408 — — —	2,094,456 — — —
Arthur L. Campbell	123,290 38,710 11,425 7,393 3,025	(11) (4) (12) (5) (6)	— 58,063 4,704 8,736 13,104	3.10 9.6875 18.37 29.65 34.00	4/21/2013 3/28/2014 2/9/2015 2/7/2016 2/13/017	— — — — —		— — — — —	106,198 — — — —	2,070,861 — — — —
Patrick P.A. Humphrey	193,548 181,818 27,257 70,968 15,524 6,351	(13) (14) (3) (4) (5) (6)	— — — 121,934 18,346 27,519	8.525 8.525 3.10 9.6875 29.65 34.00	6/29/2011 2/23/2012 1/23/2013 3/28/2014 2/7/2016 2/13/2017	— — — — — —		— — — — — —	— — — — — —	— — — — — —
Michael M. Kitt	215,805 9,250 38,710 18,862 7,393 3,025	(15) (3) (4) (12) (5) (6)	— — 58,063 7,767 8,736 13,104	8.525 3.10 9.6875 18.37 29.65 34.00	4/12/2012 1/23/2013 3/28/2014 2/9/2015 2/7/2016 2/13/2017	— — — — — —		— — — — — —	110,526 — — — — —	2,155,257 — — — — —

(1)
All unvested options will become exercisable in full, and all restricted stock will vest, if we are acquired and the optionee or holder of restricted stock is subject to an involuntary termination as described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 40. However, a transaction in which SmithKline Beecham Corporation acquires less than 100% of our stock or assets is not considered an acquisition that would trigger the foregoing acceleration provision.

(2)
Mr. Winningham received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on December 8, 2001. These options vested over a four-year period from the date of grant and became fully vested on December 8, 2005.

(3)
Mr. Winningham, Dr. Humphrey and Dr. Kitt received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan on January 24, 2003. 25% of the option shares vested on January 24, 2004, and an additional 1/48th of the option shares vested when each additional month of service thereafter was completed. As a result, each option became fully vested on January 24, 2007.

(4)
Mr. Winningham, Dr. Campbell, Dr. Humphrey and Dr. Kitt received grants of options to purchase shares of our Common Stock under our Long-Term Stock Option Plan on March 29, 2004. 40% of the option shares vested on September 13, 2007. An additional 30% of the option shares will vest on March 29, 2008 and the final 30% of the option shares will vest on March 29, 2009.

(5)
Mr. Winningham, Mr. Aguiar, Dr. Campbell, Dr. Humphrey and Dr. Kitt received grants of options to purchase shares of our Common Stock under our Incentive Plan on February 8, 2006. Each option vests in 48 equal monthly installments upon completion of each month of continuous service after the date of grant.

(6)
Mr. Winningham, Mr. Aguiar, Dr. Campbell, Dr. Humphrey and Dr. Kitt each received grants of options to purchase shares of our Common Stock under our Incentive Plan on February 14, 2007. Each option vests in 48 equal monthly installments upon completion of each month of continuous service after the date of grant.

(7)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our Incentive Plan at the commencement of his employment on March 7, 2005. On September 13, 2007, 109,375 option shares became exercisable. Thereafter, 1/48th of the option shares vest when each additional month of service is completed.

(8)
Mr. Aguiar received 50,000 restricted shares of our Common Stock at the commencement of his employment to replace an award that lapsed upon his departure from his prior employment. The grant was made under our Incentive Plan. One-half of the shares vested on September 13, 2007, one-quarter of the shares will vest on September 13, 2008, and the remaining one-quarter of the shares will vest on September 13, 2009. The shares (whether vested or unvested) carry the same dividend and voting rights as our other shares of Common Stock.

(9)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock at the end of the 2007 fiscal year, which was $19.50 on December 31, 2007. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(10)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our Incentive Plan on April 26, 2006. The option vests in 48 equal monthly installments upon completion of each month of continuous service after February 8, 2006.

(11)
Dr. Campbell received a grant of an option to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on April 22, 2003. The option vested over a four-year period from the date of grant and became fully vested on April 22, 2007.

(12)
Dr. Campbell and Dr. Kitt received grants of options to purchase shares of our Common Stock under our Incentive Plan on February 10, 2005. Each option vests in 48 equal monthly installments upon completion of each month of continuous service after the date of grant.

(13)
Dr. Humphrey received a grant of an option to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on June 30, 2001. The option vested over a four-year period from the date of grant and became fully vested on June 30, 2005.

(14)
Dr. Humphrey received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan on February 24, 2002. These options vested over a four-year period from the date of grant and became fully vested on February 24, 2006.

(15)
Dr. Kitt received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan at the commencement of his employment on April 13, 2002. These options vested over a four-year period from the date of grant and became fully vested on April 13, 2006.

(16)
On April 25, 2007, Messrs. Winningham, Aguiar, Campbell and Kitt received grants of restricted stock unit awards (RSUs). The vesting of these RSUs is tied to the successful achievement of certain corporate operating milestones during 2008 and 2009, as well as the officers' continued employment through April 26, 2010. If we are acquired, 25% of the RSUs will vest for each milestone that has been achieved as of the date of the acquisition and an additional 25% of the units will vest. However, a transaction in which SmithKline Beecham Corporation acquires less than 100% of our stock or assets is not considered an acquisition that would trigger acceleration.

(17)
Computed in accordance with SEC rules as the number of unvested restricted stock units multiplied by the closing market price of our Common Stock at the end of the 2007 fiscal year, which was $19.50 on December 31, 2007. The actual value (if any) realized by the officer depends on the successful achievement of certain corporate operating milestones and the future performance of our Common Stock.

2007 OPTION EXERCISES AND STOCK VESTED

            The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2007 and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2007. No restricted stock units vested during the 2007 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Rick E Winningham	—	—	—	—
Michael W. Aguiar	—	—	25,000	700,000
Arthur L. Campbell	—	—	—	—
Patrick P.A. Humphrey	54,310	1,009,421	—	—
Michael M. Kitt	10,000	216,450	—	—

(1)
Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

(2)
Value realized is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

            Each of our named executive officers is entitled to severance benefits pursuant to our change in control severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his offer letter.

Change in Control Severance Benefits

            Pursuant to our change in control severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of Theravance, he is entitled to the following benefits provided he signs a release of claims:

  •
  In the case of our Senior Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer and Executive Vice Presidents, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 18 months (in the case of our Senior Vice Presidents) or 24 months (in the case of our Chief Executive Officer and Executive Vice Presidents) or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested stock options and restricted stock held by the officer. The RSUs granted to our named executive officers in 2007 are not eligible for acceleration of vesting pursuant to our change in control severance plan, however a portion of those awards may vest in connection with a change in control as described below under "Equity Acceleration Upon A Change in Control".

Conditions to Receive Severance Payments Under our Change in Control Severance Plan

            In order to receive severance benefits under our change in control severance plan, an officer must sign a general release of claims. In addition, severance benefits may be conditioned upon the officer's compliance with any confidentiality agreement between the officer and the Company.

Definitions

            The following definitions are used in our change in control severance plan:

            A "change in control" includes:

  •
  The consummation of a merger or consolidation if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our Board of Directors as a result of which fewer than 50% of the incumbent directors either were directors on the date 24 months prior to the change in control (the "original directors") or were appointed or nominated for election to the Board of Directors by a majority of the original directors or directors whose appointment or nomination was approved by at least 50% of the original directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

            A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. In addition, except with respect to a GSK Change In Control (defined below), the following stock purchases by SmithKline Beecham Corporation (GSK) will not constitute a change in control:

  •
  The exercise by GSK of any of its rights under the Amended and Restated Governance Agreement, dated as of June 4, 2004, as amended, among the Company, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the "Governance Agreement") to representation on our Board of Directors (and its committees).

  •
  Any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement.

            A "GSK Change In Control" means the acquisition by GSK in compliance with the provisions of the Governance Agreement of 100% of the Company's outstanding voting stock.

            An "involuntary termination" means a termination of an officer's employment by the Company for reasons other than misconduct or an officer's resignation following (1) a material diminuition in the officer's authority, duties or responsibilities, (2) a material reduction in the officers's base salary, (3) a material change in the officer's work location or (4) a breach of the officer's employment agreement by the Company. In order to qualify as an involuntary termination, the officer must give written notice to the Company within 90 days after the initial existence of one of the conditions described above and the Company must not have cured such condition within 30 days thereafter.

            "Misconduct" means an officer's (1) commission of any act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of our confidential information or trade secrets or (3) other material intentional misconduct adversely affecting the business or affairs of the Company.

Equity Acceleration Upon A Change in Control

            The RSUs granted to our named executive officers in 2007 are not eligible for vesting upon an involuntary termination under our change in control severance plan except in the event of a GSK Change In Control. Instead, some or all of the RSUs will vest on the date of the change in control if the performance milestones applicable to the RSUs have been met. In addition, assuming that some of the performance goals have not been met, another 25% of the unvested RSUs will vest on the date of the change in control unless the deadline for achieving all of the performance goals has already passed.

280G Tax Gross-Up

            If a named executive officer meets the conditions to severance payments under our change in control severance plan, and if an independent accounting firm selected by the Company determines that the named executive officer would be subject to excise taxes under Section 4999 of the Internal Revenue Code as a result of payments under the change in control severance plan, due to acceleration of vesting of options, or otherwise, then the Company will pay the named executive officer an additional amount equal to the excise taxes and any income and excise taxes due as a result of the Company's payment of the excise taxes, along with any interest or penalties stemming from these taxes.

CEO Severance

            In addition to the severance benefits he is entitled to pursuant to our change in control severance plan, Mr. Winningham's offer letter provides that if his employment is terminated by Theravance without cause, he will receive a lump-sum severance payment of 24 months salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means

Mr. Winningham's (i) unauthorized use or disclosure of the confidential information or trade secrets, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors.

            The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control and an involuntary termination occurred on December 31, 2007 and that all eligibility requirements under the change in control severance plan were met.

            The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration: The value of vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our Common Stock on December 31, 2007 (which was $19.50 per share) and the exercise price of the unvested option shares.

  •
  Value of Restricted Stock and RSU Acceleration: The value of the vesting acceleration was calculated by multiplying the number of unvested restricted shares or unvested RSUs by the closing price of our Common Stock on December 31, 2007 (which was $19.50 per share).

  •
  280G Tax Gross-Up: The calculation of the gross-up payments in the table below is based on an excise tax rate of 20%, a 38.6% federal income tax rate, a 1.45% Medicare tax rate and a 5.7% state income tax rate. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to an executive executing a non-competition agreement.

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Unexercisable Options that Vest ($)(3)	Restricted Stock that Vests ($)(4)	Restricted Stock Units That Vest(5)	Health and Welfare ($)(6)	Excise Tax Gross-Up ($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rick E Winningham(7) Chief Executive Officer	377,313	2,263,880	53,223	2,449,946	N/A	1,106,406	45,386	0	6,296,155
Michael W. Aguiar SVP, Chief Financial Officer	142,853	749,977	20,432	86,952	487,500	523,614	34,039	896,619	2,941,987
Arthur L. Campbell SVP, Technical Operations	141,244	741,533	33,953	575,059	N/A	517,715	9,118	850,618	2,869,240
Patrick P.A. Humphrey EVP, Research	157,592	1,103,141	19,025	1,196,477	N/A	N/A	27,525	0	2,503,759
Michael M. Kitt SVP, Development	147,000	771,750	35,337	578,520	N/A	538,814	34,039	947,530	3,052,990

(1)
Reflects payment of the officer's 2007 target bonus.

(2)
Reflects payment of 1.5 or 2 times the officer's base salary and target bonus.

(3)
Reflects full vesting of unvested stock options.

(4)
Reflects full vesting of all unvested restricted stock.

(5)
Reflects vesting of 25% of each officer's RSUs. As of December 31, 2007, none of the performance goals applicable to the RSUs had been met and thus no additional RSUs would vest.

(6)
Reflects the cost of each officer's COBRA premiums for 18 or 24 months, as applicable.

(7)
If Mr. Winningham's employment had been terminated by Theravance without cause on December 31, 2007 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans

            The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	13,480,669	(1)	$16.63	(2)	1,074,079	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	13,480,669	(1)	$16.63	(2)	1,074,079	(3)

(1)
Includes 11,435,786 shares issuable upon exercise of outstanding options and 2,044,883 shares issuable upon vesting of outstanding restricted stock units.

(2)
Does not take into account outstanding restricted stock units as these awards have no exercise price.

(3)
Includes 480,929 shares of Common Stock available for issuance under our Employee Stock Purchase Plan, including the 300,000 shares described in Proposal 2.

RELATED PERSON TRANSACTIONS

            Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee of our Board. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Legal Services

            The Company has engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, of which Mr. Gunderson is a founding partner, as its primary legal counsel. Fees are incurred in the ordinary course of business, and during fiscal year ended December 31, 2007, we incurred fees of approximately $586,000. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

Agreements with GSK

            In 2002 and 2004 we entered into significant agreements with GSK, which resulted in transactions with GSK during the fiscal year ended December 31, 2007 and contemplate transactions that may occur during the current fiscal year.

    2002 Horizon Collaboration

            In November 2002, we entered into our Horizon collaboration with GSK to develop and commercialize a long-acting beta2 agonist (LABA) product candidate for the treatment of asthma and chronic obstructive pulmonary disease (COPD). This product candidate is intended to be administered via inhalation once daily both as a single new medicine and as part of a new combination medicine with an inhaled corticosteroid (ICS). Each company contributed four LABA product candidates to the collaboration.

            In connection with the Horizon program, in 2002 we received from GSK an upfront payment of $10 million and sold to an affiliate of GSK shares of our Series E preferred stock for an aggregate purchase price of $40 million. In addition, we were eligible to receive up to $495 million in development, approval, launch, and sales milestones and royalties on the sales of any product resulting from this program. As of December 31, 2007, we had received a total of $60 million in upfront and development milestone payments. GSK has determined to focus the collaboration's resources on the development of the lead LABA, GW642444, a GSK-discovered compound, together with the lead ICS. Accordingly, we do not expect to receive any further milestone payments from the Horizon program. In the event that a LABA product candidate discovered by GSK is successfully developed and commercially launched in multiple regions in the world, we will be obligated to make milestone payments to GSK of up to $220 million. Based on available information, we do not estimate that a significant portion of these potential milestone payments to GSK are likely to be made in the next three years. In addition, we are entitled to receive the same royalties on product sales of medicines from the Horizon program, regardless of whether the product candidate originated with Theravance or with GSK. The royalty structure is downward-tiering and would result in an average percentage royalty rate in the low- to mid-teens at annual net sales of up to approximately $4 billion and the average royalty rate would decline to single digits at annual net sales of more than $6 billion. Sales of single agent LABA medicines and combination LABA/ICS medicines would be combined for the purposes of this royalty calculation.

    2004 Strategic Alliance

            In March 2004, we entered into our strategic alliance with GSK. Under this alliance, GSK received an option to license exclusive development and commercialization rights to product candidates from all of our full drug discovery programs initiated prior to September 1, 2007, on pre-determined terms and on an exclusive, worldwide basis. We are obligated to use diligent efforts to discover and deliver compounds for the alliance and, pursuant to our obligations, we initiated three new full discovery programs between May 2004 and August 2007. These three programs are (i) our peripheral Opioid-Induced Bowel Dysfunction (PUMA) program, (ii) our AT1 Receptor—Neprilysin Inhibitor hypertension (ARNI) program and (iii) our MonoAmine Reuptake Inhibitor chronic pain (MARIN) program. GSK has the right to license product candidates from these three programs, and must exercise this right no later than sixty days subsequent to the "proof-of-concept" stage, as defined in the strategic alliance agreement. Under the terms of the strategic alliance, GSK has only one opportunity to license each of our programs. Upon its decision to license a program, GSK is responsible for funding all future development, manufacturing and commercialization activities for product candidates in that program. In addition, GSK is obligated to use diligent efforts to develop and commercialize product candidates from any program that it licenses. Consistent with our strategy, we are obligated at our sole cost to discover two structurally different product candidates for any programs that are licensed by GSK under the alliance. If these programs are successfully advanced through development by GSK, we are entitled to receive clinical, regulatory and commercial milestone payments and royalties on any sales of medicines developed from these programs. For product candidates licensed to date under this agreement, the royalty structure for a product containing one of our compounds as a single active ingredient would result in an average percentage royalty rate in the low double digits. If a product is successfully commercialized, in addition to any royalty revenue that we receive, the total upfront and milestone payments that we could receive in any given program that GSK licenses range from $130 million to $162 million for programs with single-agent medicines and up to $252 million for programs with both a single-agent and a combination medicine. If GSK chooses not to license a program, we retain all rights to the program and may continue the program alone or with a third party. To date, GSK has licensed our two COPD programs: long-acting muscarinic antagonist (LAMA) and bifunctional muscarinic antagonist-beta2 agonist (MABA). We received a $5 million payment from GSK in connection with its license of each of our LAMA and MABA programs in August 2004 and March 2005, respectively. GSK has chosen not to license our bacterial infections program, our anesthesia program and our Gastrointestinal Motility Dysfunction program. There can be no assurance that GSK will license any other programs under the terms of the alliance agreement or at all, which could have an adverse effect on our business and financial condition.

            In connection with the strategic alliance with GSK, we received from GSK a payment of $20 million. In May 2004, GSK purchased through an affiliate 6,387,096 shares of our Class A common stock for an aggregate purchase price of $108.9 million. Through December 31, 2007, we had received $36 million in upfront and milestone payments from GSK relating to the strategic alliance agreement. In addition, pursuant to a partial exercise of its rights under the governance agreement, upon the closing of our initial public offering on October 8, 2004, GSK purchased through an affiliate an additional 433,757 shares of Class A common stock. GSK's ownership position of our outstanding stock was approximately 15.4% as of February 15, 2008.

            Under the alliance, GSK had the right between June 1 and July 1, 2007, to elect to acquire (call) half of our outstanding shares of common stock at $54.25 per share. On June 29, 2007, GSK elected not to exercise the call, which triggered the right of our stockholders to require us to redeem (put) up to 50% of their common stock at $19.375 per share between August 1 and September 12, 2007 with funds provided by GSK. One stockholder exercised his put right for one share of common stock. In exchange for GSK providing the funds to pay the redemption price for the one share of common stock, and pursuant to our certificate of incorporation, we issued to GSK one share of our Class A common stock. The common share that we redeemed pursuant to the stockholder's exercise of the put right was retired and cancelled.

Delivery of Documents to Stockholders Sharing an Address

            A number of brokers with account holders who are Theravance, Inc. stockholders may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080 Attn: Secretary or contact Bradford J. Shafer, Secretary at (650) 808-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

            The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford J. Shafer Senior Vice President, General Counsel and Secretary
March 7, 2008

Appendix A

Employee Stock Purchase Plan

Theravance, Inc.

2004 Employee Stock Purchase Plan

(As Adopted May 27, 2004 and Amended on April 19, 2005 and December 11, 2007)

A-i

SECTION 12. NO RIGHTS AS A STOCKHOLDER		7
SECTION 13. SECURITIES LAW REQUIREMENTS		7
SECTION 14. AMENDMENT OR DISCONTINUANCE		7
(b)	General Rule	7
(b)	Impact on Purchase Price	7
SECTION 15. DEFINITIONS		7
(a)	Accumulation Period	7
(b)	Board	7
(c)	Code	7
(d)	Committee	7
(e)	Company	7
(f)	Compensation	8
(g)	Corporate Reorganization	8
(h)	Eligible Employee	8
(i)	Exchange Act	8
(j)	Fair Market Value	8
(k)	IPO	8
(l)	Offering Period	9
(m)	Participant	9
(n)	Participating Company	9
(o)	Plan	9
(p)	Plan Account	9
(q)	Purchase Price	9
(r)	Stock	9
(s)	Subsidiary	9

A-ii

THERAVANCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE OF THE PLAN.

            The Board adopted the Plan effective as of the date of the IPO. The Plan shall be implemented on such date following its effectiveness as shall be determined by the Board in its discretion. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.

SECTION 2.    ADMINISTRATION OF THE PLAN.

            (a)    Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

            (b)    Committee Responsibilities.    The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3.    STOCK OFFERED UNDER THE PLAN.

            (a)    Authorized Shares.    The number of shares of Stock available for purchase under the Plan shall be 925,000(1) (subject to adjustment pursuant to Subsection (b) below).

(1)
All share numbers reflect the reverse stock split approved in connection with the IPO. Reflects 300,000 shares increase approved by the stockholders on June 30, 2005. Reflects 300,000 shares increase approved by the Compensation Committee of the Board on December 11, 2007, subject to approval by stockholders at the Annual Stockholders Meeting on April 22, 2008.

            (b)    Anti-Dilution Adjustments.    The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders, or a similar event.

            (c)    Reorganizations.    Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.    ENROLLMENT AND PARTICIPATION.

            (a)    Offering Periods.    While the Plan is in effect, four overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 27-month periods commencing on each February 1, May 1, August 1, and November 1, except that:

              (i)  The first Offering Period under the Plan shall commence on the date designated by the Board and shall end on the date 27 months later.

             (ii)  The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

            (iii)  An Offering Period shall in no event be longer than 27 months.

            (iv)  The Committee may vary the beginning and ending dates of an Offering Period at any time prior to the commencement of an Offering Period or at any time during an Offering Period to be effective following the next purchase date.

            (b)    Accumulation Periods.    While the Plan is in effect, four Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the three-month periods commencing on each February 1, May 1, August 1, and November 1, except that:

              (i)  The first Accumulation Period shall commence on the date designated by the Board and end on the earliest of the next January 31, April 30, July 31, or October 31 unless otherwise provided by the Committee.

             (ii)  The Committee may determine that the first Accumulation Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

            (iii)  The Committee may vary the beginning and ending dates of an Accumulation Period at any time to be effective following the next purchase date.

            (c)    Enrollment at IPO.    If the Board elects to implement the Plan effective on the date of the IPO, then each individual who, on the day of the IPO, qualifies as an Eligible Employee shall automatically become a Participant on such day. Each Participant who was automatically enrolled on the day of the IPO shall file the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location within 10 business days after the Company files a registration statement on Form S-8 for the shares of Stock offered under the Plan. If a Participant who was automatically enrolled on the day of the IPO fails to file such form in a timely manner, then such Participant shall be deemed to have withdrawn from the Plan under Section 6(a). A former Participant who is deemed to have withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Subsection (d) below. Re-enrollment may be effective only at the commencement of an Offering Period.

            (d)    Enrollment After IPO.    If the Plan is implemented subsequent to the date of the IPO, then each Eligible Employee may elect to become a Participant on the first day of the first Offering Period by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location not later than the day designated by the Company but in any event prior to the commencement of the Offering Period. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period, he or she may elect to become a Participant by filing the prescribed enrollment form with the Company.

            (e)    Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

              (i)  Reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

             (ii)  Is deemed to withdraw from the Plan under Subsection (c) above;

            (iii)  Withdraws from the Plan under Section 6(a); or

            (iv)  Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (d) above.

            (f)    Applicable Offering Period.    For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

              (i)  Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (e) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii), (iii) or (iv) below.

             (ii)  In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

            (iii)  If Section 14(b) applies, the Participant shall automatically be re-enrolled for a new Offering Period.

            (iv)  Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

             (v)  When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5.    EMPLOYEE CONTRIBUTIONS.

            (a)    Commencement of Payroll Deductions.    A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

            (b)    Amount of Payroll Deductions.    An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%.

            (c)    Changing Withholding Rate.    If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15%.

            (d)    Discontinuing Payroll Deductions.    If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease at the date requested by the Participant or thereafter as soon as reasonably practicable after the Company has received such form. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

            (e)    Limit on Number of Elections.    No Participant shall make more than 2 elections under Subsection (c) or (d) above during any Accumulation Period.

SECTION 6.    WITHDRAWAL FROM THE PLAN.

            (a)    Withdrawal.    A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash. No partial withdrawals shall be permitted.

            (b)    Re-Enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(d). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.    CHANGE IN EMPLOYMENT STATUS.

            (a)    Termination of Employment.    Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

            (b)    Leave of Absence.    For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

            (c)    Death.    In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 8.    PLAN ACCOUNTS AND PURCHASE OF SHARES.

            (a)    Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation for purposes of the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts, except to the extent otherwise provided by the Committee.

            (b)    Purchase Price.    The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall not be less than the lower of:

              (i)  85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 4(f)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO; or

             (ii)  85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

            (iii)  The Committee may determine at any time prior to the start of an Accumulation Period that the Purchase Price will be such percentage of the Fair Market Value as the

    Committee shall determine provided that the price shall not be lower than 85% nor higher than 100% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or on the last trading day of an Accumulation Period (whichever of such days is selected by the Committee).

            (c)    Number of Shares Purchased.    As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 3(a) and 9(b). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

            (d)    Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

            (e)    Issuance of Stock.    Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

            (f)    Tax Withholding.    To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

            (g)    Unused Cash Balances.    An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest.

            (h)    Stockholder Approval.    Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

SECTION 9.    LIMITATIONS ON STOCK OWNERSHIP.

            (a)    Five Percent Limit.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

              (i)  Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

             (ii)  Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

            (iii)  Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

            (b)    Dollar Limit.    Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

              (i)  In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

             (ii)  In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

            (iii)  In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.    RIGHTS NOT TRANSFERABLE.

            The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.    NO RIGHTS AS AN EMPLOYEE.

            Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.    NO RIGHTS AS A STOCKHOLDER.

            A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 13.    SECURITIES LAW REQUIREMENTS.

            Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 14.    AMENDMENT OR DISCONTINUANCE.

            (a)    General Rule.    The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company's stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by any applicable law or regulation. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

            (b)    Impact on Purchase Price.    This Subsection (b) shall apply in the event that (i) the Company's stockholders during an Accumulation Period approve an increase in the number of shares of Stock that may be issued under Section 3 and (ii) the aggregate number of shares to be purchased at the close of such Accumulation Period exceeds the number of shares that remained available under Section 3 before such increase. In such event, the Purchase Price for each share of Stock purchased at the close of such Accumulation Period shall be the lower of:

              (i)  The higher of (A) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO (if applicable) or (B) 85% of the Fair Market Value of such share on the last trading day before the date the Company's stockholders approve such increase; or

             (ii)  85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

Immediately after the close of such Accumulation Period, a new Offering Period shall commence for all Participants.

SECTION 15.    DEFINITIONS.

            (a)       "Accumulation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(b).

            (b)       "Board" means the Board of Directors of the Company, as constituted from time to time.

            (c)       "Code" means the Internal Revenue Code of 1986, as amended.

            (d)       "Committee" means a committee of the Board, as described in Section 2.

            (e)       "Company" means Theravance, Inc., a Delaware corporation.

            (f)        "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

            (g)       "Corporate Reorganization" means:

              (i)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

             (ii)  The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

            (h)       "Eligible Employee" means any employee of a Participating Company who meets both of the following requirements:

              (i)  His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

             (ii)  He or she has been an employee of a Participating Company for such period (if any) as the Committee may determine before the beginning of the applicable Offering Period.

Officers of the Company shall not participate in the initial Offering Period or in any subsequent Offering Period unless the Committee announces prior to commencement of an Offering Period that officers shall be eligible to participate. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

            (i)        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j)        "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

              (i)  If the Stock was traded on The Nasdaq National Market or The Nasdaq SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

             (ii)  If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

            (iii)  If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

            (k)       "IPO" means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

            (l)        "Offering Period" means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

            (m)      "Participant" means an Eligible Employee who participates in the Plan, as provided in Section 4.

            (n)       "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

            (o)       "Plan" means this Theravance, Inc. 2004 Employee Stock Purchase Plan, as it may be amended from time to time.

            (p)       "Plan Account" means the account established for each Participant pursuant to Section 8(a).

            (q)       "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

            (r)       "Stock" means the Common Stock of the Company.

            (s)       "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Addendum for International Participants

            The Committee may allow Participants who are employed by a Participating Company designated by the Committee, who are not employed by the Company and who work or reside outside of the United States an opportunity to acquire Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Participating Company. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Participating Company, and which need not be the same for all Participating Companies, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant's rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto. This Addendum is not subject to Section 423 of the Code or any other provision of the Plan that refers to or is based upon such Section. For purposes of United States tax laws, this Addendum shall be treated as separate and apart from the balance of the Plan.

THERAVANCE, INC.

PROXY/VOTING INSTRUCTIONS CARD

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Theravance, Inc. held of record by the undersigned on February 27, 2008, at the Annual Meeting of Stockholders to be held at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, at 1:00 p.m. local time on April 22, 2008, or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3 BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
	FOR ALL	WITHHELD FOR ALL	EXCEPTIONS*
ITEM 1 - Election of Directors Nominees:	☐	☐	☐
01 - P. Roy Vagelos, M.D.
02 - Rick E Winningham	07 - William H. Waltrip
03 - Jeffrey M. Drazan	08 - George M. Whitesides, Ph.D.
04 - Robert V. Gunderson, Jr.	09 - William D. Young
05 - Arnold J. Levine, Ph.D.
06 - Burton G. Malkiel, Ph.D.
*Withheld for the nominees you list below: (Write such nominee name or names in the space provided below.)
	FOR	AGAINST	ABSTAIN
ITEM 2—Approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan (the "ESPP") increasing the aggregate number of shares of common stock authorized for issuance under the ESPP by 300,000 shares, as described in the Proxy Statement.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
ITEM 3—Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.	☐	☐	☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONIC VOTING,
AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 21, 2008.

Your Internet or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/thrx		TELEPHONE 1-866-580-9477
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
PROPOSAL 2 APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
OTHER MATTERS
Appendix A Employee Stock Purchase Plan
Theravance, Inc. 2004 Employee Stock Purchase Plan (As Adopted May 27, 2004 and Amended on April 19, 2005 and December 11, 2007)
TABLE OF CONTENTS
THERAVANCE, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN
Addendum for International Participants